As filed with the U.S. Securities and Exchange Commission on January 31, 2019

Registration No. 333-_________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FIRST COMMUNITY CORPORATION

(Exact name of registrant as specified in its charter)

South Carolina	57-1010751
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5455 Sunset Blvd.

Lexington, South Carolina 29072

(803) 951-2265

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Michael C. Crapps

President and Chief Executive Officer

First Community Corporation

5455 Sunset Blvd.

Lexington, South Carolina 29072

(803) 951-2265

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

John M. Jennings

Nelson Mullins Riley & Scarborough LLP

104 South Main Street, Suite 900

Greenville, South Carolina 29601

(864) 373-2207

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☑

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐	Smaller reporting company ☑
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common stock, par value $1.00 per share	200,000	$20.13	$4,026,000	$487.95

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of shares of the Registrant’s common stock as may be issued as a result of adjustments by reason of any stock dividend, stock split, recapitalization, or other similar changes in the capital structure, merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation, or other distribution of assets, issuance of rights or warrants to purchase securities, or any other corporate transaction or event having an effect similar to any of the foregoing.

(2) This estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and is based on the average of the high and low prices of the common stock on January 28, 2019, a date within five business days prior to the filing of this registration statement, as reported by The Nasdaq Capital Market.

EXPLANATORY NOTE

On April 20, 2011, First Community Corporation (the “Company”) filed a Registration Statement with the Commission on Form S-3D (Registration No. 333-173612) registering 150,000 shares of its common stock, $1.00 par value per share, (the “Common Stock”) for issuance under the Company’s Dividend Reinvestment (the “Plan”). The Company’s Board of Directors has adopted resolutions authorizing the issuance of up to 200,000 additional shares of Common Stock under the Plan. This Registration Statement is being filed for the following purposes: (i) to register an additional 200,000 shares of Common Stock for issuance under the Plan, bringing the total number of registered shares of Common Stock under the Plan to 450,000; and (ii) to modify the Plan Prospectus to reflect updates to Plan administration. Previously, we have authorized the issuance of an aggregate of 250,000 shares (subject to adjustment, and adjusted to date, to reflect changes in capitalization) under the Plan since its inception. Of the 250,000 shares authorized for issuance, approximately 230,000 shares have been sold prior to the date of this prospectus and this prospectus does not relate to those shares. Pursuant to Rule 429 of the Securities Act, the Prospectus contained in this registration statement also applies to registration statement No. 333-173612 (the “Prior Registration Statement”), and approximately 20,000 shares of the registrant’s common stock left unsold from the shares of common stock that were registered under the Prior Registration Statement, and shall be deemed a post-effective amendment of the Prior Registration Statement.

The information set forth within this prospectus is intended to update the Company’s shareholders and Plan participants with the appropriate contact information for the plan administrator and to explain the plan administrator’s process for enrollment in the Plan.

Unless otherwise stated or the context otherwise requires, references in this registration statement to “First Community,” “we,” “our,” or “us” refer to First Community Corporation and its direct and indirect subsidiaries.

PROSPECTUS

FIRST COMMUNITY CORPORATION

Dividend Reinvestment Plan

200,000 Shares of Common Stock

This prospectus relates to 200,000 shares of common stock of First Community Corporation to be issued under our Dividend Reinvestment Plan. The purpose of the Plan is to provide our shareholders with a simple and cost effective method of investing cash dividends and optional cash payments in additional shares of the Company’s common stock without fees of any kind and at market price.

Shares of the Company’s common stock are traded on The Nasdaq Capital Market under the trading symbol “FCCO.” On January 29, 2019, the closing sales price of our common stock, as reported by Nasdaq, was $20.06 per share.

In May 2014, Registrar and Transfer Company, the Plan’s original administrator, was acquired by Computershare Limited. Accordingly, following the acquisition, Computershare Trust Company, N.A. (“Computershare”), P.O. Box 505000, Louisville, KY 40233-5000, (800) 368-5948, became the administrator of the Plan. Computershare. All holders of record of shares of our common stock are eligible to participate in the Plan. If your shares are held in “street name,” such as through a broker or other nominee, you must ask the broker or nominee to transfer the shares into your own name to be eligible to participate in the Plan.

We suggest that you retain this prospectus for future reference.

Investing in our common stock involves risks. Please see “Risk Factors” on page 11 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Shares of our common stock are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Investment in our common stock involves investment risk, including the possible gain or loss of principal. In addition, dividends paid may go up or down or be eliminated entirely.

The date of this prospectus is January 31, 2019

Dear Shareholders,

First Community Corporation has adopted a Dividend Reinvestment Plan. As a shareholder of First Community, you have a convenient and inexpensive method for investing your cash dividends in additional shares of the Company. Through the Plan, you will also be able to make additional voluntary cash purchases of shares of the common stock of the Company.

As a shareholder, you may enroll in the Plan at any time by completing an Enrollment Form and returning it to our Plan Agent, Computershare Trust Company, N.A. (“Computershare”). The Plan allows a shareholder to participate with respect to some or all of the common shares owned. Once a shareholder has enrolled in the Plan, participation continues for those shares designated as participating shares until terminated by the shareholder.

In addition to purchasing shares of the Company’s common stock with cash dividends, a shareholder may, at his or her discretion, purchase up to $5,000 of additional shares per dividend period with cash. These voluntary cash purchases of not less than $100 may be made during any dividend period. Participants are not required to make any cash purchases and such purchases may vary from dividend period to dividend period. A cash purchase would be made by forwarding a check to the Plan Agent, with the transmittal form supplied to each participant, which must be received by the Plan Agent at least two business days before the date a dividend is actually paid by the Company.

Current shareholders may purchase the Company’s common stock through this Plan at a cost savings. Shares purchased by a participant under the Plan may be newly issued common stock acquired directly from the Company or, at the Company’s option, common stock purchased in the open market. The price of newly issued shares will be discounted to 97% of “Market Value”. Market Value is determined by taking a simple average of the closing price for the common stock on each of the five most recent days on which the stock was traded. There are no broker fees since the shares are newly issued shares from the Company. If the Company elects to have the Plan acquire shares through open market purchases, the price for those shares will be the weighted average of the actual prices paid for those shares. The shares purchased through this program are kept in the owner’s name at Computershare, the Plan Agent. An investment statement will be issued to each owner on a regular basis. Owners of shares purchased through this Plan will receive dividends on all shares subject to and held under the Plan. These dividends will automatically reinvest in common stock of the Company, in accordance to the owner’s request. All administration costs concerning the purchasing of the shares will be borne by the Company. A service charge will be assessed if issuance of a stock certificate is requested by the participant.

The above summary of the Plan’s features is qualified in its entirety by the Plan’s prospectus and any supplement thereto. Please review the attached prospectus carefully before you decide to invest.

Once you have reviewed the prospectus, I hope that you will share my belief that the Plan provides a valuable investment opportunity for our shareholders. In order to take advantage of this opportunity, please complete and return the enclosed Enrollment Form. A self-addressed return envelope has been provided for your convenience.

Thank you for your continued support of First Community Corporation and First Community Bank.

Sincerely,

Michael C. Crapps President and CEO

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SUMMARY OF DIVIDEND REINVESTMENT PLAN

FIRST COMMUNITY CORPORATION:

•	We are a bank holding company headquartered in Lexington, South Carolina that offers general banking services through our operating subsidiary, First Community Bank.

•	Our address and phone number are:

First Community Corporation

5455 Sunset Blvd.

Lexington, SC 29072

(803) 951-2265

THE PLAN:

•	Including the shares registered by this Registration Statement, an aggregate of 450,000 shares have been registered for issuance under the Plan.

•	Plan participants can purchase additional shares of our common stock with their cash dividends and optional cash payments.

•	The Plan administrator is:

Computershare

Attn: Dividend Reinvestment Department

P.O. Box 505000

Louisville, KY 40233-5000

Phone (800) 368-5948

MARKET:

•	Our common stock is traded on The Nasdaq Capital Market under the trading symbol “FCCO.”

•	On January 29, 2019, the closing sales price of our common stock, as reported by Nasdaq, was $20.06 per share.

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IMPORTANT NOTICE ABOUT THIS PROSPECTUS

Please read this prospectus carefully. If you own shares now or if you decide to buy shares in the future, then please keep this prospectus with your permanent investment records since it contains important information about the Plan.

We have not authorized anyone to provide you with information or to make any representations other than those contained in this prospectus and any other supplement or addendum we have prepared. We take no responsibility for, and provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information appearing in this prospectus or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read carefully the entirety of this prospectus, as well as the documents incorporated by reference herein and therein before making an investment decision.

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INFORMATION ABOUT THE DIVIDEND REINVESTMENT PLAN

GENERAL

First Community Corporation was incorporated as a South Carolina corporation on November 2, 1994, primarily to own and control all of the capital stock of First Community Bank. We presently engage in no business other than owning and managing the bank. The bank is a state banking institution that engages in a commercial banking business from its main office in Lexington, South Carolina and 20 branches, located in the upstate and midlands of South Carolina and in the Central Savannah River area of South Carolina and Georgia.

At September 30, 2018, we had total assets of $1.1 billion, total loans of approximately $696.5 million, total deposits of approximately $921.7 million, and approximately $108.2 million in shareholders’ equity.

Our principal executive offices are located at: 5455 Sunset Blvd., Lexington, South Carolina 29072, and our telephone number is (803) 951-2265.

DESCRIPTION OF THE PLAN

The following is a question and answer statement of the provisions of the Plan as in effect for cash dividends paid to holders of record of our common stock on and after July 7, 2003. Those holders of our common stock who do not wish to participate in the Plan will receive cash dividends, when and as declared, in the usual manner.

PURPOSE

1.               What is the purpose of the Plan?

The purpose of the Plan is to provide our shareholders the opportunity to invest cash dividends and optional cash payments in shares of our common stock. We intend that shares purchased under the Plan will be original issue shares, although we may elect to purchase the shares on the open market. Shares purchased under the Plan will have the same rights with respect to dividends and voting as all other shares of our common stock. We anticipate using the reinvested dividends and optional cash payments for general corporate purposes, including capital contributions to First Community Bank.

ADVANTAGES

2.               What are the advantages of the Plan? Participants in the Plan may:

•	Automatically reinvest all or a portion of their common stock cash dividends, without payment of a service charge or brokerage commission, in our common stock at 97% of the fair market value of the common stock.
•	Invest additional cash, up to $5,000 per dividend period, without the payment of a service charge or brokerage commission, to purchase additional shares of our common stock at 97% of the fair market value of the common stock. (See Questions 10, 12 and 13.)
•	Invest the full amount of all dividends and optional cash payments, since fractional share interests may be held under the Plan.
•	Avoid safekeeping and recordkeeping requirements and costs through the free custodial service and reporting provisions of the Plan.

ADMINISTRATION

3.               Who administers the Plan for participants?

Computershare will administer the Plan, purchase and hold shares of common stock acquired from us under the Plan, keep records, send statements of account activity to participants, and perform other duties related to the Plan. Participants may contact the administrator by writing to:

Computershare

Attn: Dividend Reinvestment Department

P.O. Box 505000

Louisville, KY 40233-5000

Participants may also contact the administrator by telephoning (800) 368-5948 or online at www.computershare.com/investor.

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PARTICIPATION

4.               Who is eligible to participate in the Plan?

All holders of record of shares of our common stock are eligible to participate in the Plan. A holder of record is a person who owns shares of our common stock registered in his or her name on our records. If your shares are held in “street name,” such as through a broker or other nominee, you must ask the broker or nominee to transfer the shares into your own name to be eligible to participate in the Plan. If any participants have the same social security or federal tax identification number, the maximum amount which all such participants may invest as optional cash payments each dividend period is limited to the maximum amount that one participant may so voluntarily invest each dividend period. (See Question 13.)

5.               How does an eligible shareholder become a participant?

An eligible shareholder may join the Plan at any time by enrolling online at www.computershare.com/investor or by signing an Enrollment Form and returning it to the administrator. Enrollment Forms may be obtained at any time by request to:

Computershare

Attn: Dividend Reinvestment Dept.

P.O. Box 505000

Louisville, KY 40233-5000

Phone: (800) 368-5948

6.               What are a shareholder’s participation options?

Participants may elect full reinvestment or partial reinvestment of cash dividends. If a shareholder chooses partial reinvestment, the shareholder must designate on the participant Enrollment Form the number of whole shares for which the shareholder wishes to reinvest dividends. Dividends paid on all other shares registered in the participant’s name will be paid in cash.

7.               When may an eligible shareholder join the Plan?

An eligible shareholder may join the Plan at any time. If an Enrollment Form is received by the administrator on or before the record date established for payment of a particular dividend, reinvestment of dividends under the Plan will commence with that dividend. If an Enrollment Form is received after the record date established for a particular dividend, the reinvestment of dividends under the Plan will begin with the next succeeding dividend. Shareholders may also enroll online at www.computershare.com/investor. We anticipate that the quarterly dividend record and payment dates will ordinarily occur on or about the following dates:

Record Date	Payment Date
January 31	February 15
April 30	May 15
July 31	August 15
October 31	November 15

If an Enrollment Form accompanied by an optional cash payment is received by the administrator at least two business days prior to the next purchase date, the optional cash payment will be used to purchase shares of common stock on that purchase date. If an Enrollment Form accompanied by an optional cash payment is received by the administrator less than two business days prior to a purchase date, the optional cash payment may be returned to the shareholder.

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COSTS

8.               Are there any expenses to participants in connection with purchases under the Plan?

Participants will incur no brokerage commissions or service charges for purchases made under the Plan.

PURCHASES

9.               How many shares of common stock will be purchased for participants?

The number of shares purchased under the Plan for each participant will depend on the amount of each participant’s dividends and optional cash payments, and the market price of our common stock. Each participant’s account will be credited with the number of shares, including fractions computed to six decimal places, equal to the total amount invested under the Plan by the participant, divided by the applicable purchase price per share of the common stock.

10.           When and at what price will shares of common stock be purchased under the Plan?

Purchases of shares with reinvested dividends and optional cash payments will be made as of each dividend payment date. Optional cash payments must be received at least two business days prior to a purchase date to be used to purchase shares on that purchase date. Participants may obtain the return of any optional cash payment at any time up to two business days before a purchase date. No interest will be paid on any funds received under the Plan. Our quarterly dividend payment dates will ordinarily occur on or about the 15th day of February, May, August, and November.

The price for shares of common stock purchased directly from First Community Corporation will be 97% of the average of the closing price of the common stock on the Nasdaq Capital Market for the five days on which our common stock was traded that immediately precede the purchase date. However, if the Company elects to have the Plan acquire shares through open market purchases, the price for those shares will be the weighted average of the actual prices paid for those shares.

11.           Will certificates be issued for shares of common stock purchased under the Plan?

Unless requested by a participant, certificates for shares of common stock purchased under the Plan on behalf of a participant will not be issued in a participant’s name. Certificates for any number of whole shares credited to a participant’s account under the Plan will be issued in the participant’s name upon receipt by the administrator if requested by a participant. There is a certificate issuance fee of $25.00. All certificate issuance requests processed over the telephone by a customer service representative entail an additional fee of $15.00. Certificates representing fractional share interests will not be issued under any circumstances. (See Question 18.)

OPTIONAL CASH PAYMENTS

12.           How may optional cash payments be made?

Only participants who are having dividends reinvested under the Plan may make optional cash payments. An optional cash payment may be made by enclosing a check payable to Computershare, with the optional cash payment form, and mailing them to the administrator. The deadline for receiving optional cash payments to be invested is two business days prior to each purchase date. Computershare will not accept cash, traveler’s checks, money orders or third-party checks.

13.           What are the limitations on making optional cash payments?

The same amount of money does not need to be sent each dividend period, and a participant is under no obligation to make an optional cash payment in any dividend period. The minimum optional cash payment is $100 and the maximum optional cash payment is $5,000 in any dividend period. Optional cash payments received more than 35 days before an investment date will be returned without interest.

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REPORTS TO PARTICIPANTS

14.           What reports will be sent to participants?

As soon as practicable after each purchase made under the Plan on behalf of a participant, the participant will receive a statement showing the amount invested, the purchase price, the number of shares purchased, and other information regarding the status of the participant’s account as of the date of such statement. Each participant is responsible for retaining these statements in order to establish the cost basis of his or her shares purchased under the Plan for tax purposes. Participants can also keep track of their investments by logging into their account at www.computershare.com/investor. There, participants will be able to see sales, purchases, balances, prices, dividends reinvested, cost basis and other information.

SALE OF SHARES

15.           How can participants sell shares of stock held in the Plan?

You may sell some or all of your stock held in your Plan account, even if you are not withdrawing from this Plan. You may sell your shares either through your broker or through Computershare.

If you elect to sell through a broker you have selected, you must first request Computershare to move your shares to the Direct Registration System (DRS) and then have your broker request that Computershare electronically transfer the number of whole shares you want to sell through DRS. Alternatively, you may request Computershare to send you a certificate representing the number of shares you want to sell. Issuance of a stock certificate will be subject to a transaction fee.

Computershare will generally move your shares to DRS or issue certificates for your shares approximately three business days after your request is received.

Alternatively, you may send Computershare a request to sell some or all of the shares held in your Plan account. You have the following choices when making a sale:

•	Batch Order: A batch order is an accumulation of all sale requests by any security holder for a security submitted together as a collective request. Batch orders are submitted on each trading day, to the extent that there are sale requests. Sale instructions for batch orders received by Computershare will be processed no later than five business days after the date on which the order is received (except where deferral is required under applicable federal or state laws or regulations), assuming the applicable market is open for trading and sufficient market liquidity exists. You may request a batch order sale by calling Computershare directly at 1-800-368-5948 or by writing to Computershare. All sales requests received in writing will be submitted as batch order sales. To maximize cost savings for batch order sale requests, Computershare will seek to sell shares in round lot transactions. For this purpose Computershare may combine each selling participant’s shares with those of other selling participants. In every case of a batch order sale, the price to each selling participant will be the weighted average sale price obtained by Computershare’s broker for each aggregate order placed by Computershare and executed by the broker, less a service fee of $25.00 and a processing fee of $0.12 per share sold.

•	Market Order: A market order is a request to sell shares promptly at the then current market price. You may request a market order sale only online at www.computershare.com/investor or by calling Computershare directly at 1-800-368-5948. Market order sale requests made in writing will be submitted as batch order sales. Market order sale requests received online or by telephone will be placed promptly upon receipt during normal market hours (9:30 a.m. to 4:00 p.m. Eastern Time). Any orders received after 4:00 p.m. Eastern Time will be placed promptly on the next trading day. The price will be the market price for shares obtained by Computershare’s broker, less a service fee of $25.00 and a processing fee of $0.12 per share sold. Computershare will use commercially reasonable efforts to honor requests by participants to cancel market orders placed outside of market hours. Depending on the number of shares being sold and current trading volume in the shares, a market order may only be partially filled or not filled at all on the trading day in which it is placed, in which case the order, or remainder of the order, as applicable, will be cancelled at the end of such day. To determine if your shares were sold, you should check your account online at www.computershare.com/investor or call Computershare directly at 1-800-368-5948. If your market order sale was not filled and you still want the shares to be sold, you will need to re-enter the sale request.

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•	Day Limit Order: A day limit order is an order to sell shares of our common stock when and if they reach a specific trading price on a specific day. The order is automatically cancelled if the price is not met by the end of that day (or, for orders placed during aftermarket hours, the next trading day the market is open). Depending on the number of shares of our common stock being sold and the current trading volume in the shares, such an order may only be partially filled, in which case the remainder of the order will be cancelled. The order may be cancelled by the applicable stock exchange, by Computershare at its sole discretion or, if Computershare’s broker has not filled the order, at your request made online at www.computershare.com/investor or by calling Computershare directly at 1-800-368-5948. There is a service fee of $25.00 and a processing fee of $0.12 per share sold for each Day Limit Order sale.

•	Good-‘Til-Cancelled (“GTC”) Limit Order: A GTC limit order is an order to sell shares of our common stock when and if the shares reach a specific trading price at any time while the order remains open (generally up to 30 days). Depending on the number of shares being sold and current trading volume in the shares, sales may be executed in multiple transactions and over more than one day. If an order trades on more than one day during which the market is open, a separate service fee will be charged for each such day. The order (or any unexecuted portion thereof) is automatically cancelled if the trading price is not met by the end of the order period. The order may be cancelled by the applicable stock exchange, by Computershare at its sole discretion or, if Computershare’s broker has not filled the order, at your request made online at www.computershare.com/investor or by calling Computershare directly at 1-800-368- 5948. There is a service fee of $25.00 and a processing fee of $0.12 per share sold for each GTC Limit Order sale.

•	General: All sales requests processed over the telephone by a customer service representative entail an additional fee of $15.00. All per share fees include any brokerage commissions Computershare is required to pay. Any fractional share will be rounded up to a whole share for purposes of calculating the per share fee. Fees are deducted from the proceeds derived from the sale. Computershare may, under certain circumstances, require a transaction request to be submitted in writing. Please contact Computershare to determine if there are any limitations applicable to your particular sale request. Proceeds are normally paid by check, which are distributed within 24 hours of after your sale transaction has settled.

Computershare reserves the right to decline to process a sale if it determines, in its sole discretion, that supporting legal documentation is required. Instructions sent to Computershare to sell shares are binding and may not be rescinded. In addition, no one will have any authority or power to direct the time or price at which shares for the Plan are sold, and no one, other than Computershare, will select the broker(s) or dealer(s) through or from whom sales are to be made.

WITHDRAWAL OF SHARES IN PLAN ACCOUNTS

16.           How may a participant withdraw shares purchased under the Plan?

A participant may withdraw all or any portion of the whole shares of common stock held in the participant’s account under the Plan by notifying the administrator in writing, online or by phone. A certificate for the whole shares so withdrawn will be issued in the name of and mailed to the participant. We will not issue certificates for fractional share interests. (See Question 18.)

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TERMINATION OF PARTICIPATION

17.           How may a participant’s participation in the Plan be terminated?

A participant may terminate participation in the Plan at any time by notifying the administrator online, by phone or in writing. However, if a notice of termination received by the Plan administrator near a dividend record date, the administrator, in its sole discretion, may either distribute such dividends in cash or reinvest them in shares on behalf of the terminating participant. If such dividends are reinvested, the administrator will process the termination as soon as practicable, but in no event later than five business days after the reinvestment is completed. We may also terminate a participant’s participation in the Plan by giving written notice to that effect to a participant at any time. However, if such notice is given between a dividend record date and payment date, the termination shall not be effective insofar as that dividend is concerned.

18.            What happens to the whole shares and any fractional share interest in a participant’s account when a participant’s participation in the Plan is terminated?

Upon termination of a participant’s participation in the Plan, the number of whole shares in the participant’s account will be moved to a book-entry DRS account in the name of the participant. Any fractional shares at the time of termination will be liquidated at the then-prevailing price, and the participant will receive a check for the proceeds.

OTHER INFORMATION

19.            What happens to a participant’s Plan account if all shares registered in the participant’s name are transferred or sold?

If a participant disposes of all shares of common stock registered in the participant’s name on the shareholder records of the Company without terminating participation in the Plan, the administrator will continue to reinvest dividends payable on the shares of common stock held in the participant’s Plan account until such time as the participant’s participation in the Plan is terminated. (See Question 17.)

20.            What happens if we have a common stock rights offering, stock dividend, or stock split?

If we effect a common stock dividend or stock split, we will credit each participant’s account with additional shares based on the number of shares that the participant holds in the account on the record date for the dividend or split. If we grant shareholders rights or warrants to purchase additional shares of common stock or other securities, then we will grant these rights or warrants to participants based on the number of shares held in their accounts on the record date for the grant.

21.            How will a participant’s Plan shares be voted at a meeting of shareholders?

If, on the record date for a meeting of shareholders, there are any whole shares credited to a participant’s account under the Plan, we will add those whole shares to the shares registered in the participant’s name on our shareholder records. The participant will receive one proxy covering the total of these shares, which will be voted as the participant directs.

22.            May a participant transfer the ownership of the shares in his or her Plan account?

A participant may transfer the ownership of any of his or her shares held under the Plan to another person by mailing an executed stock power to the administrator. Transfers may only be made in whole share amounts. Requests for transfer are subject to the same requirements as for transfer of common stock certificates generally, including the requirement of a medallion stamp guarantee on the stock power. Stock power forms are available from the administrator. Participants may also transfer their shares and receive instructions using the administrator’s Transfer Wizard at www.computershare.com/tranferwizard. The Transfer Wizard will guide you through the transfer process, assist you in completing the transfer form, and identify other necessary documentation you may need to provide.

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Once shares in a Plan account are transferred, the transferee must obtain an Enrollment Form from the administrator to enroll the shares in the Plan. Transferred shares will not be automatically enrolled in the Plan. The transferee may send the Enrollment form to the administrator at the same time as the transferor submits the stock power form to effectuate the transfer.

23.           What are the federal income tax consequences of participation in the Plan?

Under the current provisions of the Internal Revenue Code, the purchase of shares of common stock under the Plan will generally result in the following federal income tax consequences:

Reinvested Dividends. In the case of reinvested dividends, the participant must include the amount of the dividends in gross income. The participant’s basis in shares purchased with reinvested dividends will be equal to the amount of dividends reinvested on the relevant dividend payment date.

Optional Cash Payments. The participant’s basis in shares acquired with optional cash payments will be equal to the amount of optional cash payments made to purchase such shares.

Taxes Generally. There is no tax on the discount (the difference between the fair market value of the shares and the amount paid for those shares, whether through reinvested dividends or optional cash payments) at the time the shares are acquired. Any tax will be calculated upon the disposition of those shares in a taxable transaction, based on the difference between the consideration received for the shares and the participant’s basis in those shares as determined above. Assuming the stock constitutes a capital asset in the hands of the participant, any such tax on the disposition of the stock will be a capital gain or loss, taxed as either a short-term or long-term capital gain or loss depending on whether the stock was held by the participant for more or less than one year.

Additional Information. The holding period for the Plan shares will begin the day after the date the shares are acquired. A participant will not realize any taxable income upon receipt of certificates for whole shares credited to the participant’s account under the Plan.

However, a participant who receives a cash payment for a fractional share will realize gain or loss measured by the difference between the amount of the cash received and the participant’s basis in the fractional share. If, as usually is the case, the common stock is a capital asset in the hands of a participant, this gain will be short-term or long-term capital gain, depending upon whether the holding period for the shares is more or less than one year.

In general, the corporate dividends-received deduction has been reduced to 70% and may be further reduced. Corporate shareholders also should be aware that the Internal Revenue Code limits the availability of the dividends-received deduction under special rules, including the situation in which a shareholder incurs indebtedness directly attributable to the stock or fails to satisfy certain holding period requirements. Corporate shareholders who participate in the Plan should consult their own tax advisers to determine their eligibility for the dividends-received deduction.

The above is intended only as a general discussion of the current federal income tax consequences of participation in the Plan. Participants should consult their own tax advisers regarding the federal and state income tax consequences (including the effects of any changes in law) of their individual participation in the Plan.

24.           Will the shares purchased under the Plan be listed on The Nasdaq Capital Market?

We will seek approval of the shares for quotation on the Nasdaq Capital Market, subject to official notice of issuance. (Shares purchased on the open market will already be listed on the Nasdaq Capital Market.) We will notify Nasdaq to permit the listing of the common stock issued in connection with the Plan.

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25.           What are the responsibilities of the Company and the administrator under the Plan?

Neither we nor the administrator shall be liable for any act done in good faith or for any good faith omission to act, including any claims of liability (i) arising out of failure to terminate a participant’s account upon the participant’s death prior to receipt by the administrator of notice in writing of such death, (ii) with respect to the price at, or terms upon which, shares of common stock may be purchased or sold under the Plan or the times such purchases or sales may be made, or (iii) with respect to any fluctuation in the market value of the common stock before, at, or after the time any such purchases may be made, nor shall either we nor the administrator have any duties, responsibilities, or liabilities except such as are expressly set forth in the Plan. The terms and conditions of the Plan are governed by the laws of the State of South Carolina.

26.           Who bears the risk of market fluctuations in the price of the common stock?

A participant’s investment in shares held in a Plan account is no different than an investment in shares not held in a Plan account. Each participant bears the risk of loss and the benefits of gain from market price changes with respect to all shares. The investment is not a deposit or an account and is not insured by the FDIC or any other government agency.

Neither we nor the administrator can guarantee that shares purchased under the Plan will, at any particular time, be worth more or less than their purchase price. Each participant should recognize that neither we nor the administrator can provide any assurance of a profit or protection against loss on any shares purchased under the Plan.

27.           May the Plan be changed or discontinued?

We reserve the right to modify, suspend, or terminate the Plan at any time. We will notify participants of any such modification, suspension, or termination.

28.           Who should be contacted with questions about the Plan?

Any question of interpretation arising under the Plan will be determined by us, and our determination shall be final. If you have any questions about the Plan, you can contact either the Plan administrator or us, at the following addresses:

The Plan administrator:	The Company:

Computershare	First Community Corporation
Attn: Dividend Reinvestment Department	5455 Sunset Boulevard
P. O. Box 505000	Lexington, SC 29072
Louisville, KY 40233-5000	(803) 951-2265 (between 9:00 a.m. and 5:00 p.m. EST)
Phone (800) 368-5948

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RISK FACTORS

The Plan is solely intended to provide a useful service to current holders of our common stock. We are not recommending that you buy or sell shares of our common stock. Investing in our common stock involves risks. You should participate in the Plan only after you have independently researched your investment decision and have considered, among others, the investment considerations set forth below as well as the risk factors regarding our business and operations discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which is incorporated into this prospectus by reference. You should also consider information contained in any prospectus supplement or other information we may incorporate into this prospectus by reference, including any of our filings with the Securities and Exchange Commission made after the date of this prospectus.

If any of the following risks actually occurs, our financial condition, results of operations and liquidity could be materially adversely effected. If this were to happen, the value of our common stock could decline, and if you invest in our common stock, you could lose all or part of your investment. The discussion below highlights some important risks we have identified related to an investment in shares of our common stock, but these and the risks regarding our business and operations discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 should not be assumed to be the only factors that could effect our future performance and condition, financial and otherwise. Additional risks not presently known to us or that we currently believe to be less significant may also adversely effect our business, financial condition and results of operations, perhaps materially.

You should not place undue reliance on any forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no duty to update any forward-looking statement.

Risks Related to the Purchase of Shares under the Plan

Our stock price may be volatile, which could result in losses to our investors and litigation against us.

Our stock price has been volatile in the past and several factors could cause the price to fluctuate substantially in the future. These factors include but are not limited to: actual or anticipated variations in earnings, changes in analysts’ recommendations or projections, our announcement of developments related to our businesses, operations and stock performance of other companies deemed to be peers, new technology used or services offered by traditional and non-traditional competitors, news reports of trends, irrational exuberance on the part of investors, new federal banking regulations, and other issues related to the financial services industry. Our stock price may fluctuate significantly in the future, and these fluctuations may be unrelated to our performance. General market declines or market volatility in the future, especially in the financial institutions sector, could adversely effect the price of our common stock, and the current market price may not be indicative of future market prices. Stock price volatility may make it more difficult for you to resell your common stock when you want and at prices you find attractive. Moreover, in the past, securities class action lawsuits have been instituted against some companies following periods of volatility in the market price of its securities. We could in the future be the target of similar litigation. Securities litigation could result in substantial costs and divert management’s attention and resources from our normal business.

Future sales of our stock by our shareholders or the perception that those sales could occur may cause our stock price to decline.

Although our common stock is listed for trading on The Nasdaq Capital Market, the trading volume in our common stock is lower than that of other larger financial services companies. A public trading market having the desired characteristics of depth, liquidity and orderliness depends on the presence in the marketplace of willing buyers and sellers of our common stock at any given time. This presence depends on the individual decisions of investors and general economic and market conditions over which we have no control. Given the relatively low trading volume of our common stock, significant sales of our common stock in the public market, or the perception that those sales may occur, could cause the trading price of our common stock to decline or to be lower than it otherwise might be in the absence of those sales or perceptions.

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Economic and other circumstances may require us to raise capital at times or in amounts that are unfavorable to us. If we have to issue shares of common stock, they will dilute the percentage ownership interest of existing shareholders and may dilute the book value per share of our common stock and adversely effect the terms on which we may obtain additional capital.

We may need to incur additional debt or equity financing in the future to make strategic acquisitions or investments or to strengthen our capital position. Our ability to raise additional capital, if needed, will depend on, among other things, conditions in the capital markets at that time, which are outside of our control and our financial performance. We cannot provide assurance that such financing will be available to us on acceptable terms or at all, or if we do raise additional capital that it will not be dilutive to existing shareholders.

If we determine, for any reason, that we need to raise capital, subject to applicable Nasdaq rules, our board generally has the authority, without action by or vote of the shareholders, to issue all or part of any authorized but unissued shares of stock for any corporate purpose, including issuance of equity-based incentives under or outside of our equity compensation plans. Additionally, we are not restricted from issuing additional common stock or preferred stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or preferred stock or any substantially similar securities. The market price of our common stock could decline as a result of sales by us of a large number of shares of common stock or preferred stock or similar securities in the market or from the perception that such sales could occur. If we issue preferred stock that has a preference over the common stock with respect to the payment of dividends or upon liquidation, dissolution or winding-up, or if we issue preferred stock with voting rights that dilute the voting power of the common stock, the rights of holders of the common stock or the market price of our common stock could be adversely effected. Any issuance of additional shares of stock will dilute the percentage ownership interest of our shareholders and may dilute the book value per share of our common stock. Shares we issue in connection with any such offering will increase the total number of shares and may dilute the economic and voting ownership interest of our existing shareholders.

An investment in our common stock is not an insured deposit.

Our common stock is not a bank deposit and, therefore, is not insured against loss by the FDIC, any other deposit insurance fund or by any other public or private entity. An investment in our common stock is inherently risky for the reasons described in this “Risk Factors” section and is subject to the same market forces that effect the price of common stock in any company. As a result, if you acquire our common stock, you may lose some or all of your investment.

We may issue additional shares of common stock in the future.

The board of directors will continue to have authority to issue additional shares of common stock from time to time. Any future issuances of common stock may result in dilution of the value of the shares you acquire pursuant to the Plan.

Our management has discretion in the allocation of proceeds from the sale of shares of common stock pursuant to the Plan.

We intend to use the net proceeds from the sale of the shares of common stock pursuant to the Plan for general corporate purposes to support our growth and expansion and the growth of our Bank. Our management, however, has discretion in determining the actual manner in which the net proceeds will be applied. The precise use, amounts and timing of the application of proceeds will depend upon, among other things, the funding requirements of our subsidiaries, the availability of other funds, and the existence of business opportunities. See “Use of Proceeds” below for more information.

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Our ability to pay cash dividends is limited, and we may be unable to pay future dividends even if we desire to do so.

The Federal Reserve has issued a policy statement regarding the payment of dividends by bank holding companies. In general, the Federal Reserve’s policies provide that dividends should be paid only out of current earnings and only if the prospective rate of earnings retention by the bank holding company appears consistent with the organization’s capital needs, asset quality and overall financial condition. The Federal Reserve’s policies also require that a bank holding company serve as a source of financial strength to its subsidiary banks by standing ready to use available resources to provide adequate capital funds to those banks during periods of financial stress or adversity and by maintaining the financial flexibility and capital-raising capacity to obtain additional resources for assisting its subsidiary banks where necessary. In addition, under the prompt corrective action regulations, the ability of a bank holding company to pay dividends may be restricted if a subsidiary bank becomes undercapitalized. These regulatory policies could effect the ability of the Company to pay dividends or otherwise engage in capital distributions.

Our ability to pay cash dividends may be limited by regulatory restrictions, by our Bank’s ability to pay cash dividends to the Company and by our need to maintain sufficient capital to support our operations. As a South Carolina chartered bank, the Bank is subject to limitations on the amount of dividends that it is permitted to pay. Unless otherwise instructed by the S.C. Board, the Bank is generally permitted under South Carolina state banking regulations to pay cash dividends of up to 100% of net income in any calendar year without obtaining the prior approval of the S.C. Board. If our Bank is not permitted to pay cash dividends to the Company, it is unlikely that we would be able to pay cash dividends on our common stock. Moreover, holders of our common stock are entitled to receive dividends only when, and if declared by our board of directors. Although we have historically paid cash dividends on our common stock, we are not required to do so and our board of directors could reduce or eliminate our common stock dividend in the future.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including information included or incorporated by reference in this document, contains statements which constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may relate to, among other matters, the financial condition, results of operations, plans, objectives, future performance, and business of our Company. Forward-looking statements are based on many assumptions and estimates and are not guarantees of future performance. Our actual results may differ materially from those anticipated in any forward-looking statements, as they will depend on many factors about which we are unsure, including many factors which are beyond our control. The words “may,” “would,” “could,” “should,” “will,” “expect,” “anticipate,” “predict,” “project,” “potential,” “continue,” “assume,” “believe,” “intend,” “plan,” “forecast,” “goal,” and “estimate,” as well as similar expressions, are meant to identify such forward-looking statements. Potential risks and uncertainties that could cause our actual results to differ materially from those anticipated in our forward-looking statements include, without limitation, those described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017 as filed with the Securities and Exchange Commission and the following:

•	credit losses as a result of, among other potential factors, declining real estate values, increasing interest rates, increasing unemployment, or changes in customer payment behavior or other factors;
•	the amount of our loan portfolio collateralized by real estate and weaknesses in the real estate market;
•	restrictions or conditions imposed by our regulators on our operations;
•	the adequacy of the level of our allowance for loan losses and the amount of loan loss provisions required in future periods;
•	examinations by our regulatory authorities, including the possibility that the regulatory authorities may, among other things, require us to increase our allowance for loan losses, write-down assets, or take other actions;
•	reduced earnings due to higher other-than-temporary impairment charges resulting from additional decline in the value of our securities portfolio, specifically as a result of increasing default rates, and loss severities on the underlying real estate collateral;
•	increases in competitive pressure in the banking and financial services industries;
•	changes in the interest rate environment which could reduce anticipated or actual margins;
•	changes in political conditions or the legislative or regulatory environment, including governmental initiatives effecting the financial services industry;
•	general economic conditions resulting in, among other things, a deterioration in credit quality;
•	changes occurring in business conditions and inflation;
•	changes in access to funding or increased regulatory requirements with regard to funding;
•	increased cybersecurity risk, including potential business disruptions or financial losses;
•	changes in deposit flows;
•	changes in technology;
•	our current and future products, services, applications and functionality and plans to promote them;
•	changes in monetary and tax policies;
•	changes in accounting standards, policies, estimates and practices;
•	our assumptions and estimates used in applying critical accounting policies, which may prove unreliable, inaccurate or not predictive of actual results;
•	the rate of delinquencies and amounts of loans charged-off;
•	the rate of loan growth in recent years and the lack of seasoning of a portion of our loan portfolio;
•	our ability to maintain appropriate levels of capital, including levels of capital required under the capital rules implementing Basel III;
•	our ability to successfully execute our business strategy;
•	our ability to attract and retain key personnel;
•	our ability to retain our existing clients, including our deposit relationships;
•	adverse changes in asset quality and resulting credit risk-related losses and expenses;

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•	loss of consumer confidence and economic disruptions resulting from terrorist activities;
•	disruptions due to flooding, severe weather or other natural disasters; and
•	other risks and uncertainties described under “Risk Factors” above.

Some of the factors that could cause actual results to differ from those expressed or implied in forward-looking statements are described under “Risk Factors” contained in this prospectus and may be described in any other prospectus and in the “Risk Factors” and other sections of the documents that we incorporate by reference into this prospectus, including our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and in our other reports filed with the SEC. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on our forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no duty to update any forward-looking statement.

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USE OF PROCEEDS

We are unable to predict either the number of shares of common stock that will be sold pursuant to the Plan or the prices at which such shares will be sold. We will use the proceeds of this offering for general corporate purposes. The proceeds may either be used at the holding company level or contributed to our subsidiary. Pending such use, we will invest the proceeds in high-quality, short-term investments.

PLAN OF DISTRIBUTION

Except to the extent the Plan administrator purchases shares of our common stock on the open market, the common stock acquired under the Plan will be sold directly by us through the Plan. We will pay all costs of administration of the Plan. You will not be charged any brokerage commissions in connection with the purchase of shares under the Plan, although we reserve the right to establish a service charge in the future. You will, however, be charged brokerage commissions in connection with any sale of your shares through the administrator or a broker or dealer selected by the administrator under the Plan. (See Question 15 for more information.) The price of share of common stock purchased under the Plan is determined as described in answer to Question 10 above.

INDEMNIFICATION

Our articles of incorporation and bylaws, as well as the statutes of the State of South Carolina, contain provisions providing for the indemnification of our directors and officers against certain liabilities, including liabilities arising under the Securities Act of 1933.

These provisions generally set forth the instances and requirements with respect to indemnification of directors and officers by the corporation, provide for the advancement of expenses to be incurred in legal proceedings upon compliance with certain requirements, provide for mandatory indemnification by the corporation of directors and officers who are wholly successful in the defense of legal proceedings, and permit a corporation to purchase and maintain insurance on behalf of persons who are or were officers or directors.

We also maintain directors’ and officers’ liability insurance. To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the company pursuant to the provisions described above or other- wise, we have been informed that in the SEC’s opinion this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

DESCRIPTION OF SECURITIES

General

The authorized capital stock of First Community Corporation consists of 10,000,000 shares of common stock, par value $1.00 per share, and 10,000,000 shares of preferred stock, par value $1.00 per share, the rights and preferences of which may be designated as the board of directors may determine. The following summary describes the material terms of our capital stock.

Common Stock

Holders of shares of the common stock are entitled to receive such dividends as may from time to time be declared by the board of directors out of funds legally available for distribution. Holders of common stock are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote and do not have any cumulative voting rights. Shareholders do not have preemptive, conversion, redemption, or sinking fund rights. In the event of a liquidation, dissolution, or winding-up of the Company, holders of common stock are entitled to share equally and ratably in the assets of the company, if any, remaining after the payment of all debts and liabilities of the company and the liquidation preference of any outstanding preferred stock. The outstanding shares of common stock are, and the shares of common stock offered by the Company hereby when issued will be, fully paid and non-assessable. The rights, preferences and privileges of holders of common stock are subject to any classes or series of preferred stock that the company may issue in the future.

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Preferred Stock

Our articles provide that the board of directors is authorized, without further action by the holders of the common stock, to provide for the issuance of shares of the preferred stock in one or more classes or series and to fix the designations, preferences, and other rights and restrictions thereof, including the dividend rate, conversion rights, voting rights, redemption price, and liquidation preference, and to fix the number of shares to be included in any such classes or series. Any preferred stock so issued may rank senior to the common stock with respect to the payment of dividends and amounts upon liquidation, dissolution, or winding-up. In addition, any such shares of preferred stock may have class or series voting rights. Issuances of preferred stock, while providing us with flexibility in connection with general corporate purposes, may, among other things, have an adverse effect on the rights of holders of common stock, and in certain circumstances such issuances could have the effect of decreasing the market price of the common stock. We have no present plans to issue any preferred stock.

Anti-Takeover Effects

The provisions of the articles, the bylaws, and South Carolina law summarized in the following paragraphs may have anti-takeover effects and may delay, defer, or prevent a tender offer or takeover attempt that a shareholder might consider to be in such shareholder’s best interest, including those attempts that might result in a premium over the market price for the shares held by shareholders, and may make removal of management more difficult.

Authorized but Unissued Stock. The authorized but unissued shares of common stock will be available for future issuance without shareholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions, and employee benefit plans. The existence of authorized but unissued and unreserved shares of common stock and preferred stock may enable the board of directors to issue shares to persons friendly to current management, which could render more difficult or discourage any attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of the company’s management.

Supermajority Voting Requirements. Our articles require the affirmative vote of the holders of at least two-thirds of the outstanding shares of common stock entitled to vote to approve any merger, consolidation, or sale of the company or any substantial part of the Company’s assets.

Number of Directors. Our articles and bylaws provide that the number of directors shall be fixed from time to time by resolution by at least a majority of the directors then in office, but may not consist of fewer than nine nor more than 25 members.

Classified Board of Directors. Our articles and bylaws divide the board of directors into three classes of directors serving staggered three-year terms. As a result, approximately one-third of the board of directors will be elected at each annual meeting of shareholders. The classification of directors, together with the provisions in the articles and bylaws described below that limit the ability of shareholders to remove directors and that permit the remaining directors to fill any vacancies on the board of directors, will have the effect of making it more difficult for shareholders to change the composition of the board of directors. As a result, at least two annual meetings of shareholders may be required for the shareholders to change a majority of the directors, whether or not a change in the board of directors would be beneficial and whether or not a majority of shareholders believe that such a change would be desirable.

Number, Term, and Removal of Directors. We currently have 13 directors, but our bylaws authorize this number to be increased or decreased by our board of directors. Our directors are elected to three year terms by a plurality vote of our shareholders. Our bylaws provide that shareholders may remove a director without cause upon the approval of the holders of two-thirds of the shares entitled to vote in an election of directors. Our bylaws provide that all vacancies on our board may be filled by a majority of the remaining directors for the unexpired term.

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Advance Notice Requirements for Shareholder Proposals and Director Nominations. The bylaws establish advance notice procedures with regard to shareholder proposals and the nomination, other than by or at the direction of the board of directors or a committee thereof, of candidates for election as directors. These procedures provide that the notice of shareholder proposals and shareholder nominations for the election of directors at any meeting of shareholders must be made in writing and delivered to the secretary of the company no later than 90 days prior to the meeting. We may reject a shareholder proposal or nomination that is not made in accordance with such procedures.

Nomination Requirements. Pursuant to the bylaws, we have established certain nomination requirements for an individual to be elected as a director, including that the nominating party provide (i) notice that such party intends to nominate the proposed director; (ii) the name of and certain biographical information on the nominee; and (iii) a statement that the nominee has consented to the nomination. The chairman of any shareholders’ meeting may, for good cause shown, waive the operation of these provisions. These provisions could reduce the likelihood that a third party would nominate and elect individuals to serve on the board of directors.

Business Combinations with Interested Shareholders. We are subject to the South Carolina business combination statute, which restricts mergers and other similar business combinations between public companies headquartered in South Carolina and any 10% shareholder of the company. The statute prohibits such a business combination for two years following the date the person acquires shares to become a 10% shareholder unless the business combination or such purchase of shares is approved by a majority of the company’s outside directors. The statute also prohibits such a business combination with a 10% shareholder at any time unless the transaction complies with the Company’s articles of incorporation and either (i) the business combination or the shareholder’s purchase of shares is approved by a majority of the company’s outside directors, (ii) the business combination is approved by a majority of the shares held by the company’s other shareholders at a meeting called no earlier than two years after the shareholder acquired the shares to become a 10% shareholder; or (iii) the business combination meets specified fair price and form of consideration requirements.

VALIDITY OF COMMON STOCK

The validity of the shares of our common stock to be issued under the Plan has been passed upon by Nelson Mullins Riley & Scarborough LLP, Greenville, South Carolina.

FINANCIAL STATEMENTS

The financial statements incorporated in this prospectus and elsewhere in the related registration statement by reference to the Annual Report on Form 10-K for the year ended December 31, 2017, have been audited by Elliott Davis, LLC, independent registered public accountant, as indicated in their reports with respect thereto.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”). You may read and copy this information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of this information by mail from the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549, and copies of these materials may be obtained from that office after payment of fees prescribed by the SEC. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800- SEC-0330. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov.

We have filed with the SEC a registration statement under the Securities Act that registers the distribution of our common stock under the Plan. The registration statement, including the attached exhibits and schedules thereto, contains additional relevant information about us and our common stock. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this document.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information included directly in this prospectus. Any statement contained in this prospectus or a document incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is incorporated by reference in this prospectus modifies or superseded the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference into this prospectus the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but before the termination of the offering of the securities covered by this prospectus, except to the extent that any information contained in such filings is deemed “furnished” in accordance with SEC rules (unless otherwise indicated therein):

•	Our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 14, 2018;

•	Our Definitive Proxy Statement on Schedule 14A for our 2018 Annual Meeting of Shareholders, filed with the SEC on April 6, 2018;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30 filed with the SEC on May 9, 2018, August 8, 2018, and November 8, 2018 respectively; and

•	Our Current Reports on Form 8-K filed with the SEC on April 18, 2018 (except for information furnished under Item 2.02), May 17, 2018, July 18, 2018 (except for information furnished under Item 2.02), September 5, 2018, October 17, 2018, January 16, 2019 (except for information furnished under Item 2.02).

We will provide, without charge, copies of documents incorporated by reference (other than exhibits) to each person, including any beneficial owner, to whom this prospectus is delivered. You should direct any request for these documents to:

First Community Corporation

Attn: Shareholder Information

5455 Sunset Blvd.

Lexington, SC 29072

Phone: (803) 951-2265 (between 9:00 a.m. and 5:00 p.m. Eastern time)

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PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is an itemized statement of the estimated fees and expenses in connection with the issuance and distribution of the securities registered hereby:

Securities and Exchange Commission registration fee	$487.95
Printing expenses (estimated)	$2,000.00	]
Legal fees and expenses (estimated)	$4,800.00
Miscellaneous (estimated)	$1,000.00	]
TOTAL	$8,287.95

Item 15. Indemnification of Directors and Officers

The articles of incorporation of First Community contain a conditional provision which, subject to certain exceptions described below, eliminates the liability of a director to the company or its shareholders for monetary damages for breach of fiduciary duty. This provision does not eliminate such liability to the extent the director engaged in willful misconduct or a knowing violation of criminal law or of any federal or state securities law, including, without limitation, laws proscribing insider trading or manipulation of the market for any security.

The bylaws of First Community require the company to indemnify any person who was, is, or is threatened to be made a party in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of service by such person as a director of the company or its subsidiary bank or any other corporation which he served as such at the request of the company. Except as noted in the next paragraph, directors are entitled to be indemnified against judgments, fines, settlements, and reasonable expenses actually incurred by the director in connection with the proceeding. Directors are also entitled to have the company advance any such expenses prior to final disposition of the proceeding, upon delivery of a written affirmation by the director of his good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to repay the amounts advanced if it is ultimately determined that the standard of conduct has not been met.

Under the bylaws, First Community shall indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (i) he conducted himself in good faith; (ii) he reasonably believed: (A) in the case of conduct in his official capacity with First Community, that his conduct was in its best interest; and (B) in all other cases, that his conduct was at least not opposed to its best interest; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in the preceding sentence. The determination of whether the director met the standard of conduct described herein shall be made in accordance with Section 33-8-550 of the South Carolina Business Corporation Act of 1988 (“SCBCA”) or any successor provision or provisions. In addition to the bylaws, Section 33-8-520 of the SCBCA requires that “a corporation indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.” The SCBCA also provides that upon application of a director a court may order indemnification if it determines that the director is entitled to such indemnification under the applicable standard of the SCBCA. However, under the articles of incorporation, indemnification will be disallowed if it is established that the director (i) breached his duty of loyalty to First Community, (ii) engaged in intentional misconduct or a knowing violation of law, or (iii) derived an improper personal benefit.

The board of directors also has the authority to extend to officers, employees and agents the same indemnification rights held by directors, subject to all of the accompanying conditions and obligations. The board of directors has extended or intends to extend indemnification rights to all of its executive officers.

II-1

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling First Community pursuant to the provisions discussed above, First Community has been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 16. Exhibits

Exhibit No.	Exhibit

4.1	Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed on June 27, 2011).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on April 12, 2017).

5.1	Legal opinion of Nelson Mullins Riley & Scarborough LLP.

23.1	Consent of Nelson Mullins Riley & Scarborough LLP (contained in their opinion filed as Exhibit 5.1).

23.2	Consent of Elliott Davis, LLC.

24.1	Power of Attorney (contained on the signature pages of this Registration Statement).

99.1	Participation Enrollment Form.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

II-2

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lexington, State of South Carolina, on January 31, 2019.

FIRST COMMUNITY CORPORATION

By:	/s/ Michael C. Crapps
Name:	Michael C. Crapps
Title:	President and Chief Executive Officer

Each person whose signature appears below constitutes and appoints Michael C. Crapps for himself or herself in name, place and stead, in any and all capacities, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that the attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 193, this registration statement has been signed by the following persons in the capacities indicated on January 31, 2019.

SIGNATURE	CAPACITY

/s/ Michael C. Crapps	President and Chief Executive Officer and Director
Michael C. Crapps	(Principal Executive Officer)

/s/ Joseph G. Sawyer	Chief Financial Officer
Joseph G. Sawyer	(Principal Financial Officer and Principal Accounting Officer)

/s/ Mitchell M. Willoughby
Mitchell M. Willoughby	Chairman of the Board of Directors

/s/ Thomas C. Brown
Thomas C. Brown	Director

/s/ Chimin J. Chao
Chimin J. Chao	Director

/s/ Anita B. Easter
Anita B. Easter	Director

/s/ J. Thomas Johnson
J. Thomas Johnson	Director and Vice Chairman of the Board of Directors

/s/ W. James Kitchens, Jr.
W. James Kitchens, Jr.	Director

/s/ J. Randolph potter
J. Randolph Potter	Director

/s/ E. Leland Reynolds
E. Leland Reynolds	Director

/s/ Alexander Snipe, Jr.
Alexander Snipe, Jr.	Director

/s/ Edward J. Tarver
Edward J. Tarver	Director

/s/ Roderick M. Todd, Jr.
Roderick M. Todd, Jr.	Director